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                       [DELOITTE & TOUCHE LLP LETTERHEAD]

                                                                   EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement
No. 333-123576 on Form S-1 of our report dated October 22, 2004, relating to the consolidated financial statements of Diamond Walnut Growers, Inc. and subsidiaries (which report includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 46) appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

                                                      /s/ DELOITTE & TOUCHE LLP


San Francisco, California
July 18, 2005